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Exhibit 10.4

EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement"), is effective as of August 3, 2004, by and between InterDent, Inc., a Delaware corporation (the "Company"), and Robert W. Hill ("Employee").

RECITAL:

        WHEREAS, the Company desires to employ Employee, and Employee is willing to serve in the employ of the Company, each upon the terms and conditions provided in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Term of Employment.    Employee's employment with the Company is "at will" and, therefore, either employee or the Company can terminate Employee's employment at any time for any reason or no reason at all, with or without cause (such period, as it may be so terminated, being referred to herein as the "Term").

        Section 2.    Position and Duties

          (d)    During the Term, Employee shall serve as Chief Financial Officer. In the performance of his duties hereunder, Employee shall report to and shall be responsible to the Chief Executive Officer of the Company, or such other Executive as may be named by the Chief Executive Officer of the Company.

          (e)    Primary Responsibilities.    During the Term, Employee's duties and responsibilities will be those customarily performed by persons in these positions or as may be delegated to Employee by the Chief Executive Officer of the Company.

        Section 3.    Compensation and Related Matters.    As full compensation for his services hereunder, the Company shall pay, grant, issue or give, as the case may be, to Employee the compensation and benefits described below:

          (d)    Base Salary.    Employee's initial base salary shall be $185,000 per annum, which base salary shall be paid to Employee in accordance with the customary payroll policy of the Company as in effect from time to time.

          (e)    Incentive Bonus.

The Company shall pay Employee an incentive bonus if the Company meets its earnings objective for the calendar year. The InterDent Corporate Incentive Bonus Plan (the "Plan") is intended to reward key employees with annual bonuses based on the Company's achievement of its objectives for the year. Details of the plan and target objectives will be determined annually by the Chief Executive Officer of the Company, except where fixed by the terms of an employment agreement. Employee must still be an employed by the Company on the date of payment to earn any bonuses.

          (c)    Company Stock Options.    Employee shall be entitled to participate in a stock option program with grants as approved by the Option Committee from time to time. In the event that (i) Employee's employment with the Company is terminated by the Company for any reason other than "Cause", (ii) Employee's employment with the Company is terminated because of death or physical disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, or (iii) a Change in Control of the Company occurs, all shares of the Company's Common Stock subject to outstanding options or shares subject to restrictions held by Employee at the time of the event shall be fully vested as of the date of such event.

For purposes of this Agreement, a "Change in Control" means any of the following:

        (i)    The combined shareholders of the Company as of the commencement date of this Agreement shall collectively cease for any reason to own at least fifty percent (50%) or more of the voting power of the Company; (ii) the acquisition (in any manner) of shares of common stock or other voting securities of the Company having fifty percent (50%) or more of the outstanding voting power of the Company by any person or group of persons acting in concert, other than the current shareholders of the Company, (iii) the sale, lease, assignment, or transfer of all or a material part of the assets of the Company, (iv) a merger, consolidation or reorganization involving the Company in which the Company is not the surviving corporation or which results in fifty percent (50%) or more of the outstanding voting power of the Company being held of record or beneficially by persons who are not shareholders of the Company on the commencement date of this Agreement, or (v) any person or group of persons acting in concert (other than the shareholders on the commencement date of this Agreement) having the right to elect or appoint a majority of the directors of the Company.

          (d)    Fringe Benefits.    During the Term, Employee shall be eligible to participate in all then-operative employee benefit plans of the Company which are applicable generally to the Company's executives of comparable rank to Employee ("Employee Benefit Plans"), subject to the respective terms and conditions of such Employee Benefit Plans. Nothing contained in this Agreement shall obligate the Company to adopt or implement any Employee Benefit Plan, or prevent or limit the Company from making any blanket amendments, changes, or modifications to the eligibility requirements or any other provisions of, or terminating, any Employee Benefit Plan at any time (whether during or after the Term), and Employee's participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respects thereto.

          (e)    Vacation and Holidays.    Employee shall be entitled to fully-paid PTO/vacation time and holidays consistent with the Company's policy as may be in place from time to time, provided however, Employee shall be entitled to one month of paid PTO/vacation time annually.

          (f)    Expense Reimbursement.    The Company shall reimburse Employee for all out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, all travel expenses, including expenses for lodging and food, professional activities and membership fees and dues relating to professional organizations of which Employee is a member in connection with his employment with the Company, and business related telephone, including cell phone expenses, all upon the presentation of appropriate documentation and approval therefore by the Company.

        Section 4.    Confidential Information.    Employee acknowledges that the information, observations and data obtained during the Term concerning the business or affairs of the Company or any of its affiliates ("Confidential Information") are the property of the Company or such affiliate, as the case may be. Therefore, Employee agrees not to disclose to any unauthorized person or use for Employee's own account any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act. Employee shall deliver to the Company at the end of Term, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer disks and software and other documents and data (and copies thereof) relating to the Confidential Information of the Company or any of its affiliates which Employee may then possess or have under his control.

        Section 5.    Non-Solicitation, Non-Compete.

          (d)    Non-Solicitation.    Employee agrees that during the Term and for a period of one year following any termination thereof (for any reason), Employee shall not (either directly or indirectly) solicit, entice, encourage or induce any person who at any time within one year prior to end of the Term shall have been an employee of the Company or any of its affiliates, or who is a dentist employed by or performing professional services for any dental practice managed by the Company or any of its affiliates, to become employed by or associated with any person, firm or corporation other than the Company, and Employee shall not approach any such employee or dentist for such purpose or encourage the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action.

          (b)    Non-Compete.    Employee agrees that during the Term and for a period of one year following any termination thereof (for any reason), Employee shall not (either directly or indirectly) engage or participate or make any financial investments in, or become employed by, or act as an agent or principal of, or render advisory or other services to or for, any person, firm or corporation that is engaged, directly or indirectly, in any line of business then engaged in by the Company or that the Company is in the process of engaging in (a "Competing Enterprise"). Nothing herein contained shall restrict Employee from holding investments in not more than three percent of the voting securities of any Competing Enterprise whose stock is listed on a national securities exchange or is actively traded on the National Association of Securities Dealers Automated Quotation System, so long as in connection with such investments Employee does not render services to a Competing Enterprise.

        Section 6.    Termination.

          (d)    Definitions.

            (i)    Termination For Cause.    As used herein, the term "Termination For Cause" shall mean the termination by the Company of Employee's employment hereunder by reason of: (A) Employee's conviction of a felony offense under state or federal law that causes demonstrable harm to the Company, (B) the continued breach by Employee of any of the material provisions of this Agreement for a period of thirty (30) days after written notice of such breach is given to Employee by the Company, (C) Employee having acted with gross negligence or willful misconduct in connection with the performance of his material duties as Chief Financial Officer of the Company, (D) Employee having acted willfully against the best interests of the Company (and not with the belief that such action was in the best interest of the Company) or making an intentional misrepresentation against or to the Company or its employees, which act or misrepresentation has a material adverse effect on the interests of the Company that was reasonably foreseeable, or (E) Employee's decision to voluntarily terminate his employment with the Company at any time, so long as the Company is not in breach of its obligations under this Agreement (after the Company has been given an opportunity to cure any such breach and has failed to do so).

            (ii)    Termination Without Cause.    As used herein, "Termination Without Cause" shall mean any termination of Employee's employment by the Company hereunder that is not a Termination For Cause.

          (e)    Termination For Cause.    Employee and the Company agree that the Company shall have the right to effectuate a Termination For Cause in accordance with the terms of this Agreement at any time. Upon the occurrence of a Termination For Cause, this Agreement shall terminate upon the date that such Termination For Cause occurs (subject to the provisions of Section 8), whereupon the Company shall pay to Employee an amount equal to Employee's base salary, as then in effect, to and including the date on which such Termination For Cause occurs.

          (f)    Termination Without Cause.    Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurs (subject to the provisions of Section 8), whereupon the Company shall pay to Employee an amount equal to 100% of the monthly base salary in effect on the date of termination multiplied by 12 (the

  "Termination Fee"). The Termination Fee shall be payable in equal monthly installments for a period of 12 months following such Termination Without Cause, provided Employee complies with the provisions of Section 4 and Section 5.

        Section 7.    Withholding.    The Company shall be entitled to withhold from amounts payable to Employee hereunder such amounts as may be required by applicable law to be so withheld.

        Section 8.    Survival.    Notwithstanding anything in this Agreement to the contrary, Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of this Agreement shall survive any termination of this Agreement or cessation of Employee's employment hereunder for the periods stated therein.

        Section 9.    Modification.    This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

        Section 10.    Notices.    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, (i) to the Company at Pacific Corporate Towers, 222 N. Sepulveda Blvd., Suite 740, El Segundo, California 90245, Attention: Chief Executive Officer or (ii) to Employee at                                                 , or as such party shall have otherwise furnished in writing in accordance with the provisions of this Section 10. Notice to the Employee's Estate shall be sufficient if addressed to Employee as provided in this Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

        Section 11.    Waiver.    Any waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

        Section 12.    Assignment; Binding Effect.    This contract is binding on and inures to the benefit of the heirs and representatives of Employee and the assigns and successors of Company, including any entity into which the Company may be merged, any acquirer of substantially all the assets of the Company, or any acquirer of a majority of the voting power of the Company. Neither this Agreement nor any rights hereunder are assignable by Employee or by Company, except that Company shall be required to assign this Agreement to any of Company's successors, whether by merger, acquisition of a majority of the voting power of the Company, or purchase of substantially all of the assets of the Company, and that such assignee shall be required to expressly agree in writing to assume the obligations of the Company hereunder. Any such assignment shall not relieve the Company of its obligations hereunder. The Company agrees that it will not transfer, or enter into an agreement to transfer, all or substantially all of its assets unless the transferee expressly agrees in writing to assume the obligations of the Company hereunder. The Company agrees that it will not enter into any transaction or perform any act, the intent or result of which is to cause Employee not receive the rights and benefits set forth in this Agreement, including, but not limited to, those set forth in Section 3 hereof.

        Section 13.    Headings.    The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

        Section 14.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 15.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflict of law provisions thereof.

        Section 16.    Construction and Interpretation.    Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Employee, the Company and their respective attorneys and representatives have participated in the preparation hereof.

        Section 17.    Indemnification.    The Company shall indemnify, hold harmless and defend the Employee from all expenditures and losses incurred by him in direct consequence of the discharge of his duties, or by virtue of his employment and position with the Company, and agrees that it shall continue to indemnify him and hold him harmless, and defend him against such claims, and against all claims that have been, are or may be made against him on account of the discharge of his duties, or by virtue of his employment and position with the Company, or alleged actions or omissions by him occurring within the course and scope of his employment, at all times. The Company shall see that the Employee is added as a named insured on its directors and officers liability indemnity policy, and on any other policy of insurance now or later purchased by the Company to indemnify its directors and officers against errors or omissions committed or occurring within the course and scope of their employment; in the event that policy restrictions preclude the addition of the Employee as a named insured, the Company shall purchase a separate policy covering the Employee, in the same indemnity amount as provided to its officers and directors.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

THE COMPANY:
INTERDENT, INC.
By:
Name:
Title:
EMPLOYEE:
Robert W. Hill

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  Exhibit 10.4